SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

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PACIFIC MERCANTILE BANCORP
(Name of Registrant as Specified in Its Charter)

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PACIFIC MERCANTILE BANCORP

ADDITIONAL MATERIAL FOR PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2012

TO OUR SHAREHOLDERS:

The Board of Directors of Pacific Mercantile Bancorp (the “Company”) regrets to report that George H. Wells passed away on May 6, 2012 at the age of 77. Mr. Wells was the Chairman of the Board of Directors and a co-founder of the Company.

Mr. Wells was a nominee standing for election to the Board of Directors at the Company’s annual meeting of shareholders which is being held on May 17, 2012 (the “2012 Annual Meeting”). As a result of Mr. Wells’ death, he will not be a nominee for election to the Board of Directors at the 2012 Annual Meeting. Due to the unexpected nature of Mr. Wells’ death and the limited time until the Annual Meeting, the Board of Directors has not designated a substitute nominee for Mr. Wells. Therefore, the Board of Directors has taken action to reduce the size of the Board to eliminate the vacancy that resulted from Mr. Wells’ death and only the eight remaining nominees named in the Proxy Statement dated April 20, 2012, will be standing for election at the 2012 Annual Meeting.

The Board of Directors recommends that you vote FOR the election to the Board of each of those eight nominees.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on May 17, 2012.

The Proxy Statement and the other proxy materials, including this document, also are available online at:

http:// www.edocumentview.com/PMBC

If you have already voted your shares by proxy, your shares will be voted as specified in your prior vote with regards to the election of the remaining eight nominees, unless you choose to revoke your proxy.

If you have not already voted your shares, you may do so by one of the methods described below, and your vote with respect to nominees for election as directors will be counted accordingly (other than votes with respect to Mr. Wells, which will be disregarded).

You may vote:

•	By telephone, by calling the toll-free telephone number printed on your proxy card;

•	On the Internet, by accessing the website address printed on your proxy card; or

•	By completing, signing and returning the enclosed proxy card in the postage-prepaid return envelope that was enclosed with the proxy materials that were sent to you.

Voting by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

By order of the Board of Directors

May 9, 2012	Raymond E. Dellerba President and Chief Executive Officer